UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

FIRST ASIA HOLDINGS LIMITED

 (Exact name of registrant as specified in its charter)

Canada (State of Incorporation)	000-30801 (Commission File No.)	N/A (IRS Employer Identification No.)

Room A, 1/F, Tontex Building, 2 Sheung Hei Street, Kowloon, Hong Kong
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  852-2581 0708

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

As previously announced in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, we have changed our corporate name to “First Asia Holdings Limited”.  As a result of this name change, we will have the following new trading symbol effective at the open of business on March 9, 2011:

New trading symbol: FAHLF

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ASIA HOLDINGS LIMITED

Date: March 9, 2011

By: /S/ Fung Ming

Fung Ming, Director

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